Exhibit 10.131

AMENDMENT NO. 2
TO
$4.3 MILLION CREDIT AGREEMENT

THIS AMENDMENT is dated as of January 31, 2007, and relates to the $4,300,000 Credit Agreement dated as of November 22, 2006, as amended as of December 22, 2006, among STANFORD INTERNATIONAL BANK LIMITED, an Antiguan banking corporation, as Lender, and AMERICAN LEISURE HOLDINGS, INC., a Nevada corporation (“ALHI”) and REEDY CREEK ACQUISITION COMPANY, LLC, a Florida limited liability company (“RCAC”) as Borrowers (the “Agreement”).

1. Terms defined in the Credit Agreement are used herein as defined therein.

2. Section 2.1 of the Agreement is hereby amended to increase the gross Loan amount from $5,420,000 to $7,300,000 and Exhibit “C” is hereby amended to read as set forth in the updated Exhibit “C” of even date attached hereto.

3. The Note shall be amended and restated as of this date in the amount of $15.3 million in the form attached as amended Exhibit “B,” with interest on the Loan payable quarterly in arrears on January 10, 2007, and April 10, 2007, and a maturity date of June 30, 2007.

4. Section 2.4 of the Agreement is hereby amended to provide for execution and delivery to Lender of a Fourth Mortgage Modification Agreement and Future Advance Certificate (the “Fourth Modification”) in form and substance acceptable to Lender to reflect the increase in the maximum Loan amount set forth herein (hereafter, the Mortgage, as amended through the Fourth Modification, shall be referred to as the “Mortgage”).

5. ALHI’s chairman, Malcolm Wright, shall execute and deliver to Lender an amended and restated Guaranty in form and substance satisfactory to Lender covering the amended maximum Loan amount of $7.3 million.

6. Except as expressly amended herein, all terms and provisions of the Agreement shall remain in full force and effect.

[Signature page to follow]

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STANFORD INTERNATIONAL BANK LIMITED

By:

AMERICAN LEISURE HOLDINGS, INC.

By: /s/ Malcolm J. Wright, CEO

REEDY CREEK ACQUISITIONS COMPANY, LLC

By: /s/ Malcolm J. Wright, Manager